UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                 (DATE OF EARLIEST EVENT REPORTED): May 31, 2005


                                                                IRS Employer
Commission       Registrant; State of Incorporation;            Identification
File Number      Address; and Telephone Number                  Number
------------     ------------------------------------------     ----------------

1-13739          UNISOURCE ENERGY CORPORATION                   86-0786732
                (An Arizona Corporation)
                One South Church Avenue, Suite 100
                Tucson, AZ 85701
                (520) 571-4000

1-5924          TUCSON ELECTRIC POWER COMPANY                   86-0062700
                (An Arizona Corporation)
                One South Church Avenue, Suite 100
                Tucson, AZ 85701
                (520) 571-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - OTHER EVENTS
----------------------------------------------

Rates - TEP's 1999 Settlement Agreement and Retail Electric Competition Rules

As previously reported, on May 4, 2005, in an effort to resolve the uncertainty surrounding the methodology that will be applied to determine Tucson Electric Power Company's (TEP) rates for generation service after the current competition transition charges (CTC) expire, TEP filed a motion with the Arizona Corporation Commission (ACC) requesting that the ACC issue an order declaring its position regarding the rate treatment that will be afforded to TEP's generation assets after 2008.

In May 2005, a number of participants in TEP's rate proceedings, including the staff of the ACC, filed responses to TEP's motion. Those responses reflect differing interpretations of the 1999 Settlement Agreement which established TEP's existing rate structure and generation service rates, and the effect of the 2002 Track A order which eliminated the requirement that TEP transfer its generation assets to a subsidiary and the future of electric competition in Arizona. A number of these responses dispute TEP's assertion that the existing rate structure contemplates market-based rates for generation services after December 31, 2008.

On June 1, 2005, TEP filed a reply in support of its motion. The reply states that the differences of opinion expressed in the various responses filed underscore the need for the ACC to clarify how it will determine TEP's rates for generation services after December 31, 2008. TEP's reply also states that, although it would prefer that the ACC continue to authorize TEP to charge market-based rates for generation services after December 31, 2008, it is concerned that its customers will be subject to a significant rate increase in 2009.

TEP believes that any actions by the ACC should not deny TEP the economic benefits of the 1999 Settlement Agreement, and accordingly analyzed how the 1999 Settlement Agreement can be modified so as to: (i) preserve the intent of the parties; (ii) avoid a significant rate increase in 2009; (iii) mitigate a negative financial impact on TEP; and (iv) provide all interested parties with certainty in the near future about TEP's post-2008 rate structure.

TEP's reply suggests that these goals can be accomplished through a modification to the 1999 Settlement Agreement which includes the following concepts: (i) an extension of the existing rate freeze at current rates; (ii) retention of the current CTC amortization schedule; (iii) a commitment not to seek rate treatment for certain TEP generation assets; and (iv) implementation of a mechanism to protect TEP from extreme fuel market volatility after December 31, 2008. TEP intends to discuss its proposal with the parties to the 1999 Settlement Agreement and ACC staff and, thereafter, enter into formal negotiations to seek to modify the 1999 Settlement Agreement.

On May 31, 2005, TEP and the parties to TEP's 2004 general rate case information proceeding filed a request with the ACC for the administrative law judge to suspend the current deadlines for filing testimony, pending the outcome of a procedural conference



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



to discuss the appropriate procedural schedule for the TEP motion, and any rulings that may result therefrom. The administrative law judge has scheduled a procedural conference for June 7, 2005 to discuss TEP's motion and the request to suspend the current procedural schedule in TEP's rate review proceeding.

TEP cannot predict when, or if, the ACC will respond to its motion or whether the 1999 Settlement Agreement will be modified in the manner proposed by TEP.



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



                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





   Date: June 6, 2005                         UNISOURCE ENERGY CORPORATION
                                           ------------------------------------
                                                     (Registrant)

                                                 /s/ Kevin P. Larson
                                           ------------------------------------
                                              Vice President and Principal
                                                   Financial Officer




   Date: June 6, 2005                         TUCSON ELECTRIC POWER COMPANY
                                           ------------------------------------
                                                    (Registrant)

                                               /s/ Kevin P. Larson
                                           ------------------------------------
                                              Vice President and Principal
                                                   Financial Officer



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